UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2009

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2009, PC Mall, Inc. (the “Company”) issued an earnings release announcing its preliminary financial results for the quarter and year ended December 31, 2008. The release did not include certain financial statements, related notes and certain other financial information that will be filed with the Securities and Exchange Commission (“SEC”) as part of our Annual Report on Form 10-K for the year ended December 31, 2008. A copy of the press release, relating to such announcement, dated February 23, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments.

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and in accordance with the Company’s accounting policy, the Company is performing its annual impairment analysis of goodwill and intangible assets for possible impairment. The Company’s management, with the assistance of an independent third-party valuation firm, is determining the fair values of the Company’s reporting units and their underlying assets and comparing them to their respective carrying values. Based on a preliminary analysis, the Company has determined that as of February 23, 2009 approximately $2.7 million of goodwill and purchased intangibles held by the Pubic Sector segment, related to our acquisition of Government Micro Resources, Inc. in 2006, and approximately $1.4 million of goodwill held by the Consumer segment, related to our acquisition of ClubMac in 2002, representing all of the goodwill held at each of these segments, were impaired as of December 31, 2008. The total preliminary estimate of this pre-tax, non-cash impairment charge is $4.1 million pre-tax, resulting in a deferred tax benefit of $1.6 million.

Subsequent to these preliminary charges, the only remaining goodwill and purchased intangibles reside in our MME segment, totaling $29.9 million, which resulted from our acquisition of SARCOM, Inc. in September of 2007. The Company has not yet completed its review, and the completion of its review may result in an additional non-cash impairment charge, which could be material and would decrease the Company’s GAAP operating profit, net income and earnings per share for the fourth quarter and year ended December 31, 2008, which is preliminarily reported herein under Item 2.02. The Company expects to complete its impairment review and the additional non-cash impairment charge, if any, will be determined prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with the SEC.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 23, 2009 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: February 23, 2009	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

99.1	Press Release dated February 23, 2009 (furnished pursuant to Item 2.02 of Form 8-K)